Exhibit 10.4

DATED 21 FEBRUARY, 2007

(1)	MOSCOW CABLECOM CORP.
(as “Company”)

(2)	ZAO COMCOR-TV
(as “Borrower”)

(3)	OTHERS (as referred to herein)

(4)	RME FINANCE LTD (formerly known as
COLUMBUS NOVA DF LIMITED)
(as “Original Lender”)

(5)	RME FINANCE LTD (formerly known as
COLUMBUS NOVA DF LIMITED)
(as “Agent” and “Security Agent”)

AMENDMENT AGREEMENT No. 5

TO $28,500,000 FACILITY AGREEMENT

DATED 26 AUGUST 2004

This Amendment Agreement is made and entered into as of February 21, 2007 (this “Agreement”), by and among:

(1)	MOSCOW CABLECOM CORP., a Delaware corporation (the “Company”),

(2)	ZAO COMCOR-TV, a closed joint stock company organized under the laws of the Russian Federation and a wholly-owned subsidiary of the Company (the “Borrower”),

(3)	THE SUBSIDIARIES of the Company identified on the signature pages hereto (collectively, the “Subsidiary Guarantors”),

(4)	RME FINANCE LTD, formerly known as Columbus Nova DF Limited, a company incorporated under the laws of Cyprus (the “Original Lender”),

(5)	RME FINANCE LTD, formerly known as Columbus Nova DF Limited, as Agent and Security Agent of the Finance Parties (in such capacity the “Agent”),

(collectively, the “Parties”).

WHEREAS:

(A) The Company, the Borrower, the Obligors, the Original Lender, the Agent and the Security Agent entered into a $28,500,000 Facility Agreement on the 26th day of August 2004 (as amended and supplemented from time to time, the “Loan Agreement”).

(B) The Original Lender, Agent and Security Agent, changed its legal name from “COLUMBUS NOVA DF LIMITED” to “RME FINANCE LTD” such change of name having been certified by the certificate of change of name No. HE149098/HE46, dated February 1, 2006, by the Registrar of Companies, Republic of Cyprus.

(C) The Company, the Borrower and RME FINANCE LTD have proposed to enter into a Bridge Facility Agreement, of even date herewith (as amended, modified or supplemented from time to time in accordance with the terms thereof the “Bridge Loan Agreement”), providing for, among other things the incurrence of indebtedness by the Borrower and the guaranty of such indebtedness by the Company pursuant to the terms thereof and the other Transaction Documents, as that term is defined therein (collectively, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with the Bridge Loan Agreement, the “Bridge Loan Documents”).

(D) The Company, Renova Media Enterprises Ltd., a Bahamian corporation, and Galaxy Merger Sub Corporation, a Delaware corporation (“Sub”), have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”), providing for the merger of Sub, in accordance with and subject to the terms thereof, with and into the Company, with the Company being the surviving corporation (the “Merger”).

(E) The Company has advised the Agent that certain Events of Default have occurred and exist under the Loan Agreement resulting from (collectively, the “Existing Defaults”) the matters identified on Schedule 1 attached hereto.

(F) Pursuant to the Loan Agreement, the Borrower and the Company are prohibited from incurring indebtedness under the Bridge Loan Agreement and the Company is prohibited from entering into the Merger Agreement and from consummating the Merger (the “Proposed Transactions”). The Obligors have requested that the Original Lender and Agent consent to the Pending Transactions and waive the Existing Defaults. Subject to and on the terms set forth herein, the Original Lender and Agent have agreed to provide such consents and waivers.

(G) The Parties have further agreed to amend the Loan Agreement on the terms set out below.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION.

1.1.	Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

1.2.	“Effective Date”. This Agreement shall become effective on the date on which the Agent has notified the Company that it has received in form and substance satisfactory to the Agent appropriate corporate authorizations of the Obligors party hereto authorizing the entry into and the performance of this Agreement.

1.3.	References to Clauses and Schedules herein are to Clauses and Schedules in the Loan Agreement. References to Sections herein are to sections in this Agreement.

1.4.	The Original Lender’s, the Agent’s and the Security Agent’s previous legal name “COLUMBUS NOVA DF LIMITED” shall be deleted in all instances it appears in the Loan Agreement, and the Original Lender’s, the Agent’s and the Security Agent’s new legal name “RME FINANCE LTD” shall be inserted in place thereof. The Parties acknowledge and agree that the references to “RME MANAGEMENT LTD.” and “RME MNAGEMENT LTD.” in Amendment No. 3 to the Loan Agreement dated as of May 5, 2006 and in Amendment No. 4 to the Loan Agreement dated as of September 21, 2006 were in error, and all such references are, and shall be deemed to be, to “RME FINANCE LTD, formerly known as COLUMBUS NOVA DF LIMITED”.

2.	LIMITED CONSENT AND WAIVER

2.1.	The Original Lender and the Agent hereby consent to the Proposed Transactions. The Agent and the Original Lender further agree that a cancellation or suspension of the obligation of RME FINANCE LTD, as lender under the Bridge Loan Agreement, to provide a Loan on a Funding Date, as that term is defined in the Bridge Loan Agreement, in accordance with its terms (other than as a result of an Event of Default under the Bridge Loan Agreement) shall not, by itself, give rise to an Event of Default under the Loan Agreement.

2.2.	The Original Lender and the Agent hereby waive the Existing Defaults.

2.3.	The Obligors party hereto consent to the dissolution of Ney Technology, Inc. and New Jersey Precious Metals, Inc., and waive any rights to notice of, or rights to consent to, such entities’ dissolution or retirement from the Loan Agreement.

3.	AMENDMENTS TO THE LOAN AGREEMENT.

3.1.	The Parties hereby agree that the provisions of the Loan Agreement are hereby amended or supplanted, as applicable, with effect on and from the Effective Date in the following manner:

3.1.1.	The following new defined terms are inserted into Section 1.1 of the Loan Agreement in alphabetical order:

“2007 Bridge Debt” means any and all loans, advances, obligations and liabilities of the Company and the Borrower now existing or hereafter arising, primary or secondary, arising under or relating to the 2007 Bridge Loan Agreement, the Notes (as that term is defined therein), the Guaranty (as that term is defined therein), and any other Transaction Document (as that term is defined therein), in each case as amended from time to time including (i) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other actions relating to the bankruptcy, insolvency or reorganization of the Borrower or the Company) on any loans or other extensions of credit under the 2007 Bridge Loan Agreement, or any Notes issued thereunder and all costs of collection, fees and expenses associated therewith, (ii) all other amounts payable by the Borrower or the Company under any such Transaction Document.

“2007 Bridge Loan Agreement” means the Bridge Facility Agreement dated as of February 21, 2007, by and among the Borrower, the Company and RME FINANCE LTD, a corporation formed under the laws of Cyprus, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Amendment No. 5” means the Amendment Agreement No. 5 to $28,500,000 Facility Agreement, dated as of February 21, 2007, by and among the Company, the Borrower, the other Obligors, the Original Lender, the Agent and the Security Agent.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 21, 2007, by and among RENOVA MEDIA ENTERPRISES LTD., the Company and GALAXY MERGER SUB CORPORATION, a Delaware corporation, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Qualified Take-Out Lender” means the Person making a “Superior Proposal” (as that term is defined in the Merger Agreement), an Affiliate of such Person or an investment bank or commercial or finance lender (regularly engaged in the business of lending money, and is not a direct competitor of the Original Lender or its Affiliates), who extends a loan to the Borrower to prepay the 2007 Bridge Debt in connection with such Superior Proposal (“Third Party Lender”), which Superior Proposal has been memorialized in a definitive written agreement to consummate the transactions contemplated thereby, duly executed and delivered by the Company and such Person, and on the basis of which the Company has caused the Merger Agreement to be terminated pursuant to Section 9.3(e) thereof.

3.1.2.	The word “and” is deleted from the end of Clause 17.7(d), and the period at the end of Clause 17.7(e) is replaced with “; and”.

3.1.3.	New Clauses 17.7(f) and 17.7(g) are inserted into the Loan Agreement immediately following Clause 17.7(e), that read as follows:

“(f) indebtedness of the Borrower owing to RME FINANCE LTD or its permitted successors and assigns that, at all times, satisfies each and all of the following requirements:

(i) the aggregate original principal amount of such indebtedness does not exceed $45,000,000;

(ii) such indebtedness is not secured by any form of Security over any assets of the Borrower, any Guarantor, or any other member of the Group;

(iii) such indebtedness is not guarantied by, and no credit support is provided by, any Person other than the Company;

(iv) all of such indebtedness is incurred pursuant to, and is on substantially the terms and conditions set forth in, the 2007 Bridge Loan Agreement and evidenced by one or more unsecured subordinated promissory notes in the form attached to the 2007 Bridge Loan Agreement as Exhibit A thereto (collectively the “2007 Bridge Notes”); and

(v) such indebtedness, and any rights and powers of the holder with respect thereto, are, at all times, subject to a valid and binding subordination agreement in substantially the form attached as Exhibit A to the Amendment No. 5.

(g) indebtedness of the Borrower owing to the Qualified Take-Out Lender that satisfies each and all of the following requirements:

(i) prior to or simultaneously with the incurrence of such indebtedness, the 2007 Bridge Debt is indefeasibly repaid in full, in cash;

(ii) all of the proceeds of such indebtedness are first used exclusively to repay the 2007 Bridge Debt;

(iii) the aggregate principal amount of such indebtedness does not exceed the outstanding amount of the 2007 Bridge Debt plus an amount equal to any remaining unfunded principal under the 2007 Bridge Loan Agreement (which sum, in any event, shall not exceed $45,000,000 in the aggregate);

(iv) such indebtedness is not secured by any form of Security over any assets of the Borrower, any Guarantor, or any other member of the Group;

(v) such indebtedness is not guarantied by, and no credit support is provided by, any Person other than the Company or the Person or an Affiliate of such Person making a Superior Proposal, if applicable;

(vi) all of such indebtedness is incurred pursuant to, and is on terms and conditions that, both individually and in the aggregate, are the same or better (from the prospective of the Borrower and the Company) than those set forth in the 2007 Bridge Loan Agreement and the 2007 Bridge Notes; and

(vii) such indebtedness, and any rights and powers of the holder with respect thereto, are at all times subject to a valid and binding subordination agreement in substantially the form attached as Exhibit A to Amendment No. 5.”

4. CONTINUING OBLIGATIONS.

The Obligors acknowledge and agree that the Loan Agreement and the guaranties, security agreements, pledge agreements, documents, instruments and other agreements entered into in connection therewith, each as amended from time to time, shall be and continue in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Neither the execution, delivery, and performance of this Agreement and nor any Bridge Loan Document shall operate, or be construed to operate, as a waiver of, or, other than as expressly set forth herein, as an amendment of, any right, power, or remedy of the Original Lender or Agent under the Loan Agreement or any of the documents, deeds, instruments or agreements entered into in connection therewith. The consents and waivers provided herein: (a) in no way shall be deemed an agreement by the Agent or the Original Lender to waive any covenant, liability or obligation of any Obligor or any third party or to waive any right, power, or remedy of the Agent or the Original Lender; (b) shall not limit or impair the Agent or the Original Lender’s right to demand strict performance of each Obligor’s liabilities and obligations to the Agent and the Original Lender under the Loan Agreement at all times following consummation of the Proposed Transactions; (c) in no way shall obligate the Agent or the Original Lender to make any future waivers, consents or modifications to the Loan Agreement, and (d) is not a continuing waiver with respect to any failure to perform any obligation. Nothing in this Agreement shall constitute a satisfaction of any Obligor’s obligations under the Loan Agreement.

5. REPRESENTATIONS AND WARRANTIES.

Each Obligor hereby represents and warrants to the Original Lender and the Agent that: (a) each of the representations and warranties set forth in the Loan Agreement are true and correct as of the date hereof, (b) that, other than the Existing Defaults, no default or Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Loan Agreement.

6. COSTS.

The Company shall, within three Business Days of demand, reimburse the Original Lender for the amount of all costs and expenses (including reasonable legal fees) incurred by the Original Lender, the Agent and the Security Agent in connection herewith.

7. NO THIRD PARTY RIGHTS.

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act of 1999, or under any other applicable law, to enforce any term of or enjoy any right under, any term of this Agreement.

8. COUNTERPARTS.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9. GOVERNING LAW.

This Agreement shall be governed by English law. The provisions of Clause 34 of the Loan Agreement shall be incorporated herein, mutatis mutandis. Each of the Parties shall do all such things as may reasonably be with in its power and execute and deliver all such deeds and documents as may be necessary to give effect to this Agreement.

[The Remainder of Page Left Blank]

IN WITNESS whereof the parties have executed and delivered this Agreement as a deed the day and year first written above.

MOSCOW CABLECOM CORP., as Company and Original Guarantor

By:	/s/ Andrew Intrater
Name:	Andrew Intrater
Title:	Chairman

ZAO COMCOR-TV, as Borrower

By:	/s/ Mikhail Silin
Name:	Mikhail Silin
Title:	General Director

AGI TECHNOLOGY, INC., as Original Guarantor

By:	/s/ Andrew M. O’Shea
Name:	Andrew M. O’Shea
Title:	President

ANDERSEN LAND CORP., as Original Guarantor

By:	/s/ Andrew M. O’Shea
Name:	Andrew M. O’Shea
Title:	President

ABC MOSCOW BROADBAND COMMUNICATION LIMITED, as Original Guarantor

By:	/s/ Andrew M. O’Shea
Name:	Andrew M. O’Shea
Title:	Treasurer

Signature Page to Amendment Agreement No. 5

RME FINANCE LTD, as Original Lender

By:	/s/ Vladimir Kuznetsov
Name:	Vladimir Kuznetsov
Title:	Attorney in Fact

RME FINANCE LTD, as Agent and Security Agent

By:	/s/ Vladimir Kuznetsov
Name:	Vladimir Kuznetsov
Title:	Attorney in Fact

Signature Page to Amendment Agreement No. 5

EXHIBIT A

TO AMENDMENT NO. 5

FORM OF SUBORDINATION AGREEMENT

This Subordination Agreement (this “Subordination Agreement”) is made as of February     , 2007 by and between RME FINANCE LTD, formerly known as AMATOLA ENTERPRISES LIMITED, a company incorporated under the laws of Cyprus, as and in its capacity as Agent and Security Agent pursuant to that certain Facility Agreement, defined below (in such capacity, the “Agent”) and                     , as lender pursuant to that certain Bridge Agreement as defined below (“Subordinated Creditor”).

A. Pursuant to the Facility Agreement dated as of August 26, 2004 (as amended, modified, supplemented, restated or extended from time to time, the “Facility Agreement”), by and among MOSCOW CABLECOM CORP., a Delaware corporation (the “Company”), ZAO COMCOR-TV, a closed joint stock company organized under the laws of the Russian Federation and a wholly-owned subsidiary of the Company (the “Borrower”), and certain subsidiary guarantors of the Company from time to time party thereto (together with the Company, the “Guarantors” and together with the Company and the Borrower, the “Obligors”), and RME FINANCE LTD, as Agent for itself and the other lenders from time to time party thereto (the “Senior Lenders” or collectively with the Agent, the “Senior Creditors”), the Senior Creditors have made loans or have extended other credit accommodations to the Borrower that have been unconditionally guarantied by the Guarantors. The obligations of the Obligors under the Facility Agreement and the documents and instruments entered into in connection therewith are or may be from time to time secured by assets and properties of the Obligors.

B. The Borrower and the Company propose to enter into that certain Bridge Facility Agreement, dated as of [                         , 2007] (as amended from time to time, the “Bridge Agreement”) with Subordinated Creditor providing for the extension of unsecured loans by Subordinated Creditor to the Borrower in an amount up to $45,000,000 on and subject to the terms and conditions set forth therein, which loans will be guarantied by the Company pursuant to a Continuing Unconditional Guaranty, of even date with the Bridge Agreement, in favor of Subordinated Creditor (as amended from time to time, the “Guaranty”). Loans made pursuant to the Bridge Agreement will be further evidenced by one or more unsecured subordinated promissory notes (each a “Note” and collectively, the “Notes”).

C. It is a condition to the Agent’s consent to, among other things, the incurrence of indebtedness under the Bridge Agreement that Subordinated Creditor enter into this Subordination Agreement to confirm that, among other things, any and all amounts owing to Subordinated Creditor (or any subsequent holder of any Note) under or pursuant to the Bridge Agreement or any Note be subordinated in right of payment to the prior payment in full of any and all Senior Debt of the Company and the Borrower (as defined below).

D. Subordinated Creditor is willing to subordinate: (i) all of the Borrower’s and all of the Company’s respective indebtedness, obligations and liabilities to Subordinated Creditor now existing or hereafter arising, primary or secondary, arising under or relating to the Bridge Agreement, the Notes, the Guaranty or any other “Transaction Document” (as that term is defined in the Bridge Agreement in effect on the date hereof) and any and all documents, instruments and agreements entered into in connection therewith, in each case as amended from time to time including all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other actions relating to the bankruptcy, insolvency or reorganization of the Borrower or the Company) on any loans or other extensions of credit under or in connection with the Bridge Agreement, and any all costs of collection, fees and expenses associated therewith (the “Subordinated Debt”) to all of the Borrower’s and all of the Company’s respective indebtedness, obligations, and liabilities to the Senior Creditors now existing or hereafter arising, primary or secondary, arising under or relating to the Facility Agreement, the other “Finance Documents” (as that term is defined in the Facility Agreement) and any and all documents, instruments and agreements entered into in connection therewith, in each case as amended from time to time including all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other actions relating to the bankruptcy, insolvency or reorganization of the Borrower or the Company) on any loans or other extensions of credit under or in connection with the Facility Agreement, and any all costs of collection, fees and expenses associated therewith (the “Senior Debt”), and (ii) all of Subordinated Creditor’s liens and security interests, if any, in any Obligor’s property, to all of Agent’s or any other Senior Creditor’s liens and security interests in such property. Capitalized terms not otherwise defined herein, shall have the meanings given in the Facility Agreement.

Now, therefore, the parties agree as follows:

1. Subordination of Security. Subordinated Creditor hereby subordinates to the Senior Creditors any Security that Subordinate Creditor may have on any property of any Obligor. Notwithstanding the respective dates of attachment or perfection of the Security of Subordinated Creditor, if any, and the Security of the Senior Creditors, the Security held by or in favor of any Senior Creditor, shall at all times be prior to the Security of Subordinated Creditor. Nothing herein shall, or be deemed to, impair or prejudice the terms and restrictions under Clauses 17.3 or 17.7 of the Facility Agreement.

2. Subordination to Senior Debt.

(a) Notwithstanding anything to the contrary contained in the Bridge Agreement or the other Transaction Documents, Subordinated Creditor covenants and agrees, that the Bridge Agreement, the Notes, the Guaranty and the other Transaction Documents shall be and are issued subject to the provisions of this Subordination Agreement; and each person holding any Note, whether upon original issuance or upon transfer, assignment or exchange thereof accepts and agrees that all payments on or in respect of the Subordinated Debt shall, to the extent and in the manner set forth in this Subordination Agreement, be subordinated and junior in right of payment, to the prior and indefeasible payment in full in cash of all amounts payable on or under any and all Senior Debt (including principal, interest, fees, commissions, expenses and indemnities in respect thereof and any interest accruing subsequent to the commencement or filing of any petition in any bankruptcy or insolvency proceeding at the rate provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy or insolvency proceeding).

(b) The Subordinated Creditor will not demand or receive from, or on behalf of, any Obligor (and no Obligor will pay to Subordinated Creditor), directly or indirectly, all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Subordinated Creditor exercise any right or remedy with respect to the any Obligor or any of their assets or properties, nor will the Subordinated Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Obligor, for so long as any portion of the Senior Debt remains outstanding. Notwithstanding the foregoing, Subordinated Creditor shall be entitled to receive each regularly scheduled quarterly payment of interest under the Bridge Agreement, as in effect on the date hereof, provided that no Event of Default or event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default, exists immediately before or after giving effect to such payment.

(c) To the extent any payment of Senior Debt (whether by or on behalf of the Company or any other Obligor, as proceeds of Security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver, liquidator or other similar party under any bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver, liquidator or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts which would come due with respect thereto had such obligations not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

3. Turnover. The Subordinated Creditor shall immediately deliver to the Agent in the form received (except for endorsement or assignment by the Subordinated Creditor where required by the Agent) for application to the Senior Debt, any payment, distribution, Security or proceeds received by the Subordinated Creditor in respect of the Subordinated Debt, other than in strict accordance with this Subordination Agreement. Without limiting the foregoing, in the event that, notwithstanding the foregoing, any payment shall be received by Subordinated Creditor when such payment is prohibited by this Subordination Agreement, such payment shall be held in trust for the sole benefit of, and shall be paid over or delivered to, the Agent for the benefit of the Senior Lenders.

4. Payment Over of Proceeds Upon Dissolution, Etc.

(a) Upon any payment or distribution of assets or securities of any Obligor, of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of any Obligor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, liquidation or other proceeding, all amounts due or to become due upon all Senior Debt (including interest accruing subsequent to the commencement or filing of any petition in any bankruptcy or insolvency proceeding at the rate provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) shall first be indefeasibly paid in full, in cash, before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, or any payment to acquire the Subordinate Debt or any Note for cash, property or securities or any distribution with respect to the Subordinated Debt or any Note of any cash, property or securities. Before any payment may be in respect of the Subordinated Debt, upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets or securities of any Obligor of any kind or character, whether in cash, property or securities, to which Subordinated Creditor the holder of any Note would be entitled, except for the provisions of this Subordination Agreement, shall be made by such Obligor or by any receiver, liquidator, administrator, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by Subordinated Creditor or the holder of a Note if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, including the Agent, as their respective interests may appear, to the extent necessary to pay all such Senior Debt indefeasibly in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of an Obligor of any kind or character, whether in cash, property or securities, shall be received by the Subordinated Creditor or any holder of any Note at a time when such payment or distribution is prohibited by Section 4(a) of this Subordination Agreement and before all obligations in respect of Senior Debt are indefeasibly paid in full, in cash, such payment or distribution shall be received and held in trust for the sole benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective representatives, including the Agent, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

5. Subrogation. Upon the indefeasible payment in full of all Senior Debt in cash, the Subordinated Creditor shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Borrower and the Company made on such Senior Debt until the principal of, premium, if any, and interest on the Subordinated Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Subordinated Creditor would be entitled except for the provisions of this Subordination Agreement and no payment over pursuant to the provisions of this Subordination Agreement to the holders of Senior Debt by the Subordinated Creditor shall, as between the Borrower or the Company, their respective creditors, other than the Senior Creditors, and the Subordinated Creditor, be deemed to be a payment by the Borrower or the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Subordinated Creditor pursuant to the subrogation provisions hereof which would otherwise have been paid to the Senior Creditors shall be deemed to be a payment by the Borrower or the Company to or for the account of the holder of the Subordinated Creditor. It is understood that the provisions of this Subordination Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Senior Creditors, on the other hand.

6. Obligations of Company Unconditional. Nothing contained in this Subordination Agreement is intended to or shall impair, as among the Borrower, the Company and the Subordinated Creditor, the

obligations of the Borrower or the Company, which are absolute and unconditional, to pay to the Subordinated Creditor the principal of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Subordinated Creditor and creditors of the Borrower or the Company other than the Senior Creditors.

7. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future Senior Creditors to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Senior Creditor, or by any noncompliance by the Borrower or the Company with the terms of the Subordinated Debt, regardless of any knowledge thereof which any such Senior Creditor may have or otherwise be charged with. The provisions of this Subordination Agreement are intended to be for the benefit of, and shall be enforceable directly by, the Senior Creditors.

8. Reliance of Holders of Senior Debt. Subordinated Creditor acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Creditor, whether such Senior Debt was created or acquired before or after the creation of the indebtedness evidenced by the Bridge Agreement or the Notes, and each such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt.

9. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 7, the Senior Creditors may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor and without impairing or releasing the subordination provided in this Subordination Agreement or the obligations hereunder of the Subordinated Creditor to the Senior Creditors, take such actions with respect to the Senior Debt as they, or any one of them, may deem appropriate, including, without limitation: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, amend or alter, the Senior Debt (including increasing the principal amount, increasing applicable interest rates) or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the payment or collection of Senior Debt, (d) exercise or refrain from exercising any rights against the Borrower, Company or any other Person, (e) terminating advances to the Borrower, (f) compromising the Senior Debt. No such action or inaction shall impair or otherwise affect the Senior Creditors’ rights hereunder.

10. Legend; Amendments. Subordinated Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Subordination Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Subordination Agreement in any manner which might terminate. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. The Subordinated Creditor represents, warrants and covenants to the Agent that it does not, and will not, at any time hold Security for payment of the Subordinated Debt.

11. Amendment, Supplement and Waiver. This Subordination Agreement may only be amended, modified or supplemented by a written instrument executed by the Agent and the Subordinated Creditor. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Subordinated Creditor and the Obligors.

12. Successors and Assigns. This Subordination Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

13. Governing Law. This Subordination Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of New York, excluding that body of law applicable to conflicts of laws.

[The Remainder of Page Left Blank]

IN WITNESS WHEREOF, each party has caused this Subordination Agreement to be executed as of the date first set forth above.

AGENT:

RME FINANCE LTD, AS AGENT

By:
Name:
Title:

SUBORDINATED CREDITOR:

By:
Name:
Title:

Acknowledged and Agreed:

THE BORROWER:

ZAO COMCOR-TV

By:
Name:
Title:

THE COMPANY:

MOSCOW CABLECOM CORP.
By:
Name:
Title:

A-5